American Natural Energy Corporation

Supplement to Prospectus dated July 14, 2004

     Pursuant to the undertaking in the registration statement of American Natural Energy Corporation (“ANEC”) on Form SB-2
(File No. 333-116492), the following are the results of ANEC’s subscription offer. The rights offering expired on August 20, 2004. All of the
6,941,414 shares offered were subscribed to, including 5,608,447 shares pursuant to the basic subscription privilege and 1,332,967 shares pursuant to the over-subscription privilege.

The date of this supplement is August 20, 2004.